UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2012

SCRIPPS NETWORKS INTERACTIVE, INC.

(Exact name of Registrant as specified in its charter)

Ohio	1-34004	61-1551890
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

9721 Sherrill Boulevard Knoxville, Tennessee	37932
(Address of principal executive offices)	(Zip code)

(865) 694-2700

(Registrant’s telephone number including area code)

Not applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Scripps Networks Interactive, Inc. (the “Company”) recently announced that Richelle Parham had been appointed to the Board of Directors (“Board”) effective May 16, 2012. Ms. Parham was also appointed to the Board’s Audit Committee. In connection with Ms. Parham’s service to the Company as a director, she is entitled to receive an annual cash retainer for her board and committee service as well as stock option and restricted stock unit grants in the Company’s Class A common stock. The stock grants are pursuant to the Company’s Long-Term Incentive Plan which has been previously filed with the SEC.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders on May 15, 2012. Of the 119,246,439 shares of Class A Common stock outstanding and entitled to vote, 102,766,033 shares were represented, constituting a quorum. The certified results of the matters voted upon at the meeting, which are more fully described in our proxy statement, are as follows:

		Authority	Broker
Description of Matters Submitted	In Favor	Withheld	Non-Votes
1. Election of Directors:
Class A Common Shares:
David A. Galloway	81,459,776	18,548,618	2,757,639
Nicholas B. Paumgarten	99,928,922	79,472	2,757,639
Jeffrey Sagansky	99,135,784	872,610	2,757,639
Ronald W. Tysoe	67,993,493	32,014,901	2,757,639

Common Voting Shares:
Gina L. Bianchini	34,214,933	—	—
John H. Burlingame	34,214,933	—	—
Michael R. Costa	34,214,933	—	—
Kenneth W. Lowe	34,214,933	—	—
Jarl Mohn	34,214,933	—	—
Mary McCabe Peirce	34,214,933	—	—
Dale C. Pond	34,214,933	—	—
Nackey E. Scagliotti	34,214,933	—	—

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release dated May 16, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SCRIPPS NETWORKS INTERACTIVE, INC.

Date: May 21, 2012	By:	/s/ Joseph G. NeCastro
Joseph G. NeCastro
Chief Administrative Officer and Chief Financial Officer

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